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                                                                    EXHIBIT 23.3


              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]




                                    CONSENT

        As independent petroleum engineers, we hereby consent to the inclusion and/or incorporation by reference in Amendment No. 1 to the registration statement of Apache Corporation on Form S-3 (Registration No. 33-62177) of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation, DEKALB Energy Company, and of certain properties acquired from Texaco Exploration and Production Inc. as of January 1, 1995, and to all references to our Firm's name and review included in Amendment No. 1 to the registration statement of Apache Corporation on Form S-3 (Registration
No. 33-62177).

                                          /s/  RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS
                                          ------------------------------------
                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

Houston, Texas
September 1, 1995